 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2006

Direct Response Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado	333-52268	84-1547578
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2899 AGOURA ROAD #115
WESTLAKE VILLAGE, CA 91361
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (818) 735-3726

Copies to:
DARRIN M. OCASIO, ESQ.
SICHENZIA ROSS FRIEDMAN FERENCE LLP
1065 AVENUE OF THE AMERICAS, 21ST FLR.
NEW YORK, NEW YORK 10018
(212) 930-9700
(212) 930-9725 (FAX)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 25, 2006, management of Direct Response Financial Services, Inc. (the "Company") determined that the financial statements included in the Company's Quarterly Report on Form 10-QSB for the three and six months ended July 31, 2006 (the “Quarterly Report”) should no longer be relied upon because management became aware of unrecorded related party transactions that took place during the reporting period in the amount of approximately $50,000 subsequent to filing the Quarterly Report.  The Company anticipates other changes to net income (loss) not to exceed approximately $15,000. The Company has discussed this matter with its independent registered public accounting firm.

Accordingly, the Company is in the process of amending its Quarterly Report, originally filed with the Securities and Exchange Commission on September 21, 2006, and restating its financial statements for the three and six months ended July 31, 2006 to into account the aforementioned unrecorded related party transactions. The new financial statements which should be relied upon will be set forth in an amended quarterly report on Form 10-QSB which the Company anticipates will be filed within thirty (30) days following the date of this Current Report on Form 8-K.

Complete Description

The foregoing description of the anticipated new financial statements is not a complete summary. You are urged to read the complete document on Form 10-QSB, copies of which may be found after filing by the Company, on the website of the Commission at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Direct Response Financial Services, Inc.

Date: October 18, 2006	/s/ T. Randolph Catanese
T. Randolph Catanese
Chief Executive Officer